UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

A. SCHULMAN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 1, 2009, A. Schulman, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) with a group of investors led by Barington Capital Group, L.P. (such entities, collectively, the “Barington Group”). The Second Amendment amends the 2007 Agreement entered into by and between the Company and the Barington Group on November 15, 2007, as subsequently amended on October 10, 2008. Pursuant to the terms of the Second Amendment, the Company and the Barington Group have agreed to form a Strategic Committee as a regular committee of the Company’s Board of Directors to replace the Special Committee that had been created under the 2007 Agreement to explore strategic alternatives to maximize and improve shareholder value. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
10.1	Second Amendment to 2007 Agreement by and between the Company and the Barington Group, dated June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ David C. Minc
David C. Minc
Vice President, General Counsel and Secretary

Date: June 4, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to 2007 Agreement by and between the Company and the Barington Group, dated June 1, 2009.